UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

KBS LEGACY PARTNERS APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54673	27-0668930
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
Disposition of Legacy Grand at Concord
On February 18, 2014, KBS Legacy Partners Apartment REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, purchased a 240-unit apartment complex (“Legacy Grand at Concord”) on approximately 18.4 acres of land located in Concord, North Carolina.
On October 30, 2017, the Company completed the sale of Legacy Grand at Concord to an unaffiliated buyer for $32.9 million, net of closing costs and fees. In connection with the disposition of Legacy Grand at Concord, the Company repaid the entire $22.1 million principal balance and all other sums due under the mortgage loan secured by Legacy Grand at Concord, including a prepayment fee of $0.9 million.
Disposition of Millennium Apartment Homes
On June 7, 2013, the Company, through an indirect wholly owned subsidiary, purchased a 305-unit apartment complex (“Millennium Apartment Homes”) on approximately 32.9 acres of land located in the Greenville, South Carolina.
On October 31, 2017, the Company completed the sale of Millennium Apartment Homes to an unaffiliated buyer for $35.6 million, net of closing costs and fees. In connection with the disposition of Millennium Apartment Homes, the Company repaid the entire $19.8 million principal balance and all other sums due under the mortgage loan secured by Millennium Apartment Homes, including a prepayment fee of $0.2 million.
Disposition of Legacy at Martin’s Point
On May 31, 2012, the Company, through an indirect wholly owned subsidiary, purchased a 256-unit apartment complex (“Legacy at Martin’s Point”) on approximately 13.2 acres of land located in the Chicago suburb of Lombard, Illinois.
On October 31, 2017, the Company completed the sale of Legacy at Martin’s Point to an unaffiliated buyer for $37.6 million, net of closing costs and fees. In connection with the disposition of Legacy at Martin’s Point, the Company repaid the entire $21.5 million principal balance and all other sums due under the mortgage loan secured by Legacy at Martin’s Point, including a prepayment fee of $0.5 million.
IMPORTANT INFORMATION FOR STOCKHOLDERS
Additional Information and Where to Find It
On September 22, 2017, the Company filed its definitive proxy statement on Schedule 14A for its annual meeting of stockholders (the “Annual Meeting”) with the SEC (the “Definitive Proxy Statement”). The definitive proxy statement has been sent or given to the Company’s stockholders and contains information about the proposals to be voted on by the Company’s stockholders at the Annual Meeting, including information relating to the Company’s proposed Plan of Complete Liquidation and Dissolution (the “Plan”). This document does not constitute a solicitation of any vote or proxy from any stockholder of the Company. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE COMPANY’S STOCKHOLDERS AT THE ANNUAL MEETING. Stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017 (the “2016 Annual Report”) (which also has been sent to the Company’s stockholders), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the Company’s website at www.kbslegacyreit.com, or by directing a request by mail to KBS Legacy Partners Apartment REIT, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015 or KBS Legacy Partners Apartment REIT, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.
Participants in this Solicitation
The Company, its directors and executive officers, KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”), and the Advisor’s officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposals to be voted on at the Annual Meeting, including the Plan. Information regarding the Company, its directors and executive officers and the Advisor, including detailed information regarding the interests of such entities or persons in the solicitation, is included in the Definitive Proxy Statement in connection with the Annual Meeting. Stockholders may obtain the definitive proxy statement and other relevant documents free of charge as described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

Date:	November 3, 2017	By:	/s/ JEFFREY K. WALDVOGEL
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary
(principal financial officer)